Exhibit 10.1

AMENDMENT TO

EMPLOYMENT AGREEMENT

WHEREAS, the Employment Agreement (the “Agreement”) was entered into the 18th day of November, 2008, and effective on the 1st day of December, 2008, by and between XTO ENERGY INC., a Delaware corporation (the “Company”), and BOB R. SIMPSON (the “Employee”); and

WHEREAS, pursuant to Section 18 of the Agreement, the Agreement may be amended by mutual written agreement signed by the Company and the Employee (the “Parties”); and

WHEREAS, the Parties desire to amend the Agreement to provide for a cash payment to Employee equal to three (3) times the cash value of the shares granted to Employee under Section 6.2 of the Agreement if there shall occur a Change in Control (as defined in the Agreement).

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the Company and the Employee agree as follows:

1.	Section 11.1 is amended by adding the following paragraph “(g)” thereto:

(g) If there shall occur a Change in Control, Employer shall pay to Employee, in addition to other payments provided for in the Agreement, an amount in cash equal to three (3) times the value of the XTO Energy common stock most recently granted to Employee under Section 6.2 of the Agreement, including shares that have no vesting criteria plus shares that are performance-based, with such value to be determined based on the closing price of the XTO Energy common stock on the day the Change in Control occurs (or, if the XTO Energy common stock is not traded on the day the Change in Control occurs, on the day the XTO Energy common stock last traded prior to the Change in Control). The amount determined in this paragraph (g) shall be paid forty-five (45) days after the Change in Control.

2.	Except as amended hereby, the Agreement shall remain in full effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to Employment Agreement to be executed and delivered on September 16, 2009.

XTO ENERGY INC.

By:	/S/ KAREN S. WILSON
Karen S. Wilson
Vice President – Human Resources

EMPLOYEE

/S/ BOB R. SIMPSON
Bob R. Simpson